UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

_______________________________________________________________
(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)  On March, 24, 2012, Command Center’s Board of Directors (the “Board”) confirmed the appointment of Ralph E. Peterson as Chief Financial Officer. The Company had previously appointed Mr. Peterson as interim Chief Financial Officer.  Mr. Peterson, age 78, continues as a member of the Board for a term running until Command Center’s 2012 Annual Meeting of Shareholders. As of the date of this Current Report on Form 8-K, the Board Committee or Committees on which Mr. Peterson will serve have not been determined.  As an employee director, Mr. Peterson will receive no additional compensation for membership on the Board or any of its Committees.

Section 5 – Other Events

ITEM 8.01.  OTHER EVENTS

On March 20, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description

99.1	Release, dated March 20, 2012.

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SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.

March 26, 2012	By:	/s/Glenn Welstad
Chief Executive Officer

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